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                                                                    EXHIBIT 10.1


                                VOTING AGREEMENT

     This VOTING AGREEMENT (the "Agreement"), dated as of September 15, 1999, is entered into by and between Align-Rite International, Inc., a California corporation (the "Company"), and the other party listed on the signature page hereof (the "Shareholder").

     WHEREAS, the Company, AL Acquisition Corp. and Photronics, Inc. ("Parent") have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Merger Sub with and into the Company (the "Merger");

     WHEREAS, the Shareholder is willing to agree to vote the shares of common stock, par value $.01 per share of Parent beneficially owned by him (the "Shares") in favor of the Merger and otherwise in accordance with this Agreement. Except as specified herein, terms defined in the Merger Agreement are used herein as defined therein.

     NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

     1.   Voting of Shares.

          The Shareholder hereby agrees to vote (or cause to be voted) all of the Shares (and any and all securities issued or issuable in respect thereof) which such Shareholder is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the shareholders of Parent, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

          (i) in favor of the Merger and the approval and adoption of the terms contemplated by the Merger Agreement and any actions required in furtherance thereof; and

          (ii) against any action or agreement that could result in a breach of any covenant, representation or warranty or any other obligation of Parent under this Agreement or the Merger Agreement.

     2. Representations and Warranties of Shareholder. The Shareholder represents and warrants to the Company as follows:

          2.1. Binding Agreement. The Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

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The Shareholder has duly and validly executed and delivered this
Agreement and this Agreement constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

          2.2 No Conflict. Neither the execution and delivery of this Agreement or the compliance with any of the provisions hereof by the Shareholder (a) requires any consent, approval, authorization or permit of registration, declaration or filing (except for filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with, or notification to, any governmental entity, (b) results in a default (or an event which, with notice or lapse of time or both, would become a default) or gives rise to any right of termination by any third party, cancellation, amendment or acceleration under any contract, agreement, instrument, commitment, arrangement or understanding, or results in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of the Shares, (c) requires any consent, authorization or approval of any person other than a governmental entity which has not been obtained, or (d) violates or conflicts with any order, writ, injunction, decree or law applicable to the Shareholder or the Shares.

     3. Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that each party shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy which may be available at law or in equity.

     4. Termination. This Agreement shall terminate on the earlier of (i) the termination of the Merger Agreement, (ii) the agreement of the parties hereto to terminate this Agreement, and (iii) consummation of the Merger.

     5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

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          If to Company, to:

                Align-Rite International Holdings, Inc.
                2428 Ontario Street
                Burbank, California 91504
                Attention:  Mr. James L. McDonald

           with a copy to:

                O'Melveny & Myers LLP
                400 South Hope Street
                Los Angeles, California 90071
                Attention:  Richard A. Boehmer, Esq.

           If to Shareholder, to the Shareholder at:

                100 Ocean Trail Way, Unit 1203
                Jupiter, Florida  33477

           with a copy to:

                Paul, Hastings, Janofsky & Walker LLP
                399 Park Avenue
                New York, New York  10022
                Attention:  Steven L. Wasserman, Esq.

     6. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

     7. Consideration. This Agreement is granted in consideration of the execution and delivery of the Merger Agreement by the Company.

     8. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement by the parties hereto.

     9. Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and

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permitted assigns; provided, that the Company may assign, in its sole discretion, its rights and obligations hereunder to any affiliate of the Company, but no such assignment shall relieve the Company of its obligations hereunder if such assignee does not perform such obligations.

     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Connecticut (without giving effect to the provisions thereof relating to conflicts of law).

     12. Public Announcements. Shareholder shall not issue any press release or other statement with respect to the transactions contemplated by this Agreement and the Merger Agreement without the prior written consent of the Company.

     13. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms of provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     14. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Shareholder Capacity. Shareholder makes no agreement or understanding herein in his capacity as a director or officer of Parent. The Shareholder signs solely in his capacity as the record holder and beneficial owner of the Shares and nothing herein shall restrict Shareholder in the exercise of his fiduciary duties as a director or officer of Parent.

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Shareholder and a duly authorized officer of Parent on the day and year first written above.


                                        ALIGN-RITE INTERNATIONAL, INC.


                                        By:  /s/ CONSTANTINE S. MACRICOSTAS
                                            ------------------------------------
                                            Title:


                                        ----------------------------------------
                                        Constantine S. Macricostas


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